EXHIBIT 4.1
                   SERIES 97-F PREFERRED SHARE CERTIFICATE

                     Incorporated Under the Laws of Utah

     Number                                                        Shares
    97-F-000                                                      ***000***

This certifies that:  [HOLDER]

is the registered Holder of [NUMBER OF SHARES]

                        FULLY PAID AND NON-ASSESSABLE
                        SERIES 97-F PREFERRED SHARE(S),
                               $.01 PAR VALUE,
                                     OF
         =================== SGI INTERNATIONAL ===================

1. Each Series 97-F Preferred Share evidenced by this Certificate is transferrable on the books of the Corporation by the Holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

2. A statement of the rights, preferences, privileges and restrictions granted to or imposed on the respective classes and series of shares of the Corporation, the holders of those shares, and the authority of the Board of Directors to determine variations for any existing or future class or series may be obtained by any shareholder, on request and without charge from the secretary of the Corporation at SGI International, 1200 Prospect Street, Suite 325, La Jolla, CA 92037.

3. Series 97-F Preferred Shares have no voting rights.

4. Series 97-F Preferred Shares and the Common Stock into which they are convertible will, upon issuance, be fully paid and non-assessable.

5. THE SERIES 97-F PREFERRED SHARE(S) REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK INTO WHICH THEY ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARE(S) HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, OR A PRIOR OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT.

In witness whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be affixed hereto this ___th day of October, 1997.


___________________________                      ___________________________
CHAIRMAN OF THE BOARD                            SECRETARY

The following abbreviations, when used in the inscription on the fact of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED, _______________ hereby sell, assign and transfer unto


Please insert Social Security or other
identifying number of assignee _________ _______


______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)


_____________________________________________________________Shares of capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


DATED: ___________________


_____________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

                            NOTICE OF CONVERSION
           (To be Executed by the Registered Holder in order to
               Convert the 8% Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert the Preferred Stock Certificate No. _________ into Shares of Common Stock of SGI INTERNATIONAL (the "Company") according to the conditions hereof, as of the date written below. The undersigned represents and warrants that:

(i) that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to an exemption from registration under the Act, or pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), subject to any restrictions on sale or transfer set forth in the Subscription Agreement between the Company and the original holder of the Preferred Stock submitted herewith for conversion;

(ii) the undersigned has not engaged in any transaction or series of transaction that is a part of or a plan or scheme to evade the registration requirements of the Act; and

(iii) upon conversion pursuant to this Notice of Conversion, the undersigned will not own or deemed to beneficially own (within the meaning of the 1934 Act) 4.99% or more of the then issued and outstanding shares of the Company.


_______________________                      ______________________________
Date of Conversion                           Applicable Conversion Price


_______________________________________      _________________________________
Number of Common Shares upon Conversion      $ Amount of Conversion


_______________________________________      _________________________________
Signature                                    Name


Address:                                     Delivery of Shares to:


* This original Preferred Stock and Notice of Conversion must be received by the Company by the third business day following the Date of Conversion.

                         REGULATION S NOTICE OF CONVERSION

                 (To be Executed by the Registered Holder in order to
                       Convert the Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert the above Preferred Stock No. ____ into Shares of common stock of SGI INTERNATIONAL (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that

(i) The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made in compliance with Regulation S, pursuant to an exemption from registration under the Act, or pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), subject to any restrictions on sale or transfer set forth in the Securities Subscription Agreement between the Company and the original holder of the Preferred Stock submitted herewith for conversion.

(ii) The undersigned has not engaged in any transaction or series of transactions that is a part of or a plan or scheme to evade the registration requirements of the Securities Act.

(iii) Upon conversion pursuant to this Notice of Conversion, the undersigned will not own or deemed to beneficially own (within the meaning of the Securities Exchange Act of 1934) 4.99% or more of the then issued and outstanding shares of the Company.

(iv) All of Subscriber's representations, warranties and covenants set forth in the Agreement are true and correct as of the date hereof.


_______________________                      ______________________________
Date of Conversion                           Applicable Conversion Price


_______________________________________      _________________________________
Number of Common Shares upon Conversion      $ Amount of Conversion


_______________________________________      _________________________________
Signature                                    Name


Address:                                     Delivery of Shares to:



* The original Preferred Stock Certificate and Notice of Conversion must be received by the Company by the third business day following the Date of Conversion.

-------------------------------

1Pursuant to Regulation S, a "U.S. Person" means: (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which any executor or administrator is a U.S. Person, (iv) any trust of which any trustee is a U.S. Person, (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual resident in the United States), or (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction and formed by any U.S. Person principally for the purpose of investing in securities not registered under the Act, unless its organized or incorporated and owned by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.